OFFICER’S CERTIFICATE

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto (each, a “Servicing Agreement”), for which Wells Fargo Bank, National Association, as Master Servicer, has engaged Berkeley Point Capital LLC dba Newmark, as Primary Sub-Servicer or Limited Primary Sub- Servicer (as reflected on Schedule I hereto) (the “Primary and Limited Primary Sub-Servicer"), the undersigned, James Gaffney, Senior Managing Director of Berkeley Point Capital LLC dba Newmark, hereby certifies subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.   A review of the activities of the Primary & Limited Primary Sub-Servicer during the preceding calendar year (the “Reporting Period”) and of its performance under the applicable Servicing Agreement has been made under my supervision; and

2.   To the best of my knowledge, based on such review, the Primary & Limited Primary Sub-Servicer has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

Berkeley Point Capital LLC d/b/a Newmark	Dated: February 21, 2025

/s/ James Gaffney
James Gaffney, Senior Managing Director
Head of Servicing, Asset Management and Special Servicing

NEWMARK (logo)	8 Spring House Innovation Park Suite 200 Lower Gwynedd, PA 19002 nmrk.com

Schedule I

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Primary Sub-Servicer for Well Fargo NA

2014

COMM 2014-CCRE20 Mortgage Trust

2015

GSMS Mortgage Securities Trust 2015-GC28	COMM 2015-CCRE24 Mortgage Trust

COMM 2015-CCRE26 Mortgage Trust	COMM 2015-LC23 Mortgage Trust

GS Mortgage Securities Trust 2015-GC34

2016

CFCRE 2016-C3 Mortgage Trust	CFCRE 2016-C4 Mortgage Trust

CFCRE 2016-C6 Mortgage Trust	CGCMT 2016-C1 Mortgage Trust

2017

UBS Commercial Mortgage Trust 2017-C4	UBS Commercial Mortgage Trust 2017-C6

CFCRE 2017-C8 Mortgage Trust

2018

UBS Commercial Mortgage Trust 2018-C10	CFCRE 2018-C6 Mortgage Trust

BBCMS Mortgage Trust 2018-C2	CFCRE 2018-C2 Mortgage Trust

Commercial Mortgage Pass-Through Certificates; Berkeley Point Capital LLC dba Newmark as Limited Primary Sub-Servicer for Wells Fargo NA

COMM 2012-CCRE3	COMM 2012-CCRE4

COMM 2013-CCRE6	COMM 2013-CCRE10

COMM 2013-CCRE12	COMM 2013-CCRE13

DBCCRE 2014-ARCP	GSMS 2014-GC18

COMM 2014-LC17	COMM 2014-CCRE20

GSMS 2014-GC22	COMM 2014-UBS5

GSMS 2014-GC26	CGMCT 2014-GC19

CGMCT 2014-GC21

GSMS 2015-GC28	COMM 2015 LC19

COMM 2015-CCRE22	COMM 2015-CCRE24

COMM 2015-CCRE25	COMM 2015-CCRE26

GSMS 2015-GC34	BBCCRE TRUST 2015-GTP

COMM 2015-LC23

CGCMT 2016-C1	CFCRE 2016-C3

CFCRE 2016-C4	SGCMS 2016-C5

CFCRE 2016-C6	COMM 2016-CCRE28

UBS 2017-C6	UBS 2017-C7

CFCRE 2017 C8

UBS 2018-C10	BBCMS 2018-C2

UBS 2019 C18	CFCRE 2019 L3

NEWMARK (logo)	8 Spring House Innovation Park Suite 200 Lower Gwynedd, PA 19002 nmrk.com